Exhibit 99.1

Contact: Megan Sheehan, AVP, Public Relations Manager, (530) 332-2330
megansheehan@tcbk.com
TRI COUNTIES BANK NOTICE OF DATA EVENT

CHICO, CA – OCTOBER 13, 2023 – Tri Counties Bank (the “Bank”) is providing notice of a recent data privacy event that may have affected information related to certain individuals. At this time there is no evidence of any identity theft or fraud occurring as the result of this incident. The confidentiality, privacy, and security of information is one of Tri Counties Bank’s highest priorities and the Bank takes this matter very seriously.

As previously reported, on or about February 7, 2023, Tri Counties Bank became aware of suspicious activity on its computer network. Tri Counties Bank immediately launched an investigation to determine the nature and scope of the incident.

Tri Counties Bank account balances and transactions, as well as mobile and online banking user IDs and passwords, were not affected in this incident. Tri Counties Bank accounts and online banking systems are housed on secure systems that are separate from the Tri Counties Bank network environment that was affected by the event.

Through its investigation, Tri Counties Bank determined that, between February 7, 2023 and February 8, 2023, an unauthorized actor may have had access to certain systems that stored information of some Bank customers, individuals associated with Bank customers, Bank employees and others. The Bank reviewed those systems and files to confirm what information was stored therein, and to whom the information related. It also conducted an extensive review which identified certain Bank customer, customer employee, customer-associated individual, Bank employee and other individual information was present within the Tri Counties Bank impacted systems. This extensive data review concluded on October 9, 2023. While the information impacted varied by individual, the types of information that could have been impacted includes name, Social Security number, driver’s license number, state identification number, financial account information, medical information, health insurance information, date of birth, passport number, digital/electronic signature, tax identification number, access credentials, and mother’s maiden name. The Bank is notifying those individuals for whom it has address information and whose information was present in its impacted systems at the time of the incident.

The Bank notified federal law enforcement and is cooperating with its investigation. The Bank also notified relevant state authorities.

Tri Counties Bank encourages potentially impacted individuals to remain vigilant against incidents of identity theft and fraud, to review account statements, and to monitor their credit reports for suspicious activity. The Bank is providing potentially impacted individuals with contact information for the three major credit reporting agencies, as well as providing advice on how to obtain free credit reports and how to place fraud alerts and security freezes on their credit files. The relevant contact information is below:

Equifax P.O. Box 105069 Atlanta, GA 30348 1-888-298-0045 www.equifax.com	Experian P.O. Box 9554 Allen, TX 75013 1-888-397-3742 www.experian.com	TransUnion P.O. Box 2000 Chester, PA 19016 1-800-916-8800 www.transunion.com
Potentially impacted individuals may also find information regarding identity theft, fraud alerts, security freezes and the steps they may take to protect their information by contacting the credit bureaus, the Federal Trade Commission or their state Attorney General. The Federal Trade Commission can be reached at: 600 Pennsylvania Avenue NW, Washington, DC 20580; www.identitytheft.gov; 1-877-ID-THEFT (1-877-438-4338); and TTY: 1-866-653-4261.

Instances of known or suspected identity theft should also be reported to law enforcement or the individual’s state Attorney General.
Individuals who have questions about this incident or believe they are impacted can contact a dedicated call center, operated by Experian, at 1-844-266-9817 between 6:00 a.m. to 8:00 p.m. Pacific Time, Monday through Friday, and 8:00 am to 5:00 pm PT Saturday and Sunday, excluding holidays, or visit the Tri Counties Bank website at www.tcbk.com/data-event-notice. Callers should be prepared to provide the engagement number B105830.

About Tri Counties Bank

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, with assets of almost $10 billion and nearly 50 years of financial stability. Tri Counties Bank provides a unique brand of Service With Solutions® for communities throughout California with a breadth of personal, small business and commercial banking services, plus an extensive branch network, access to approximately 40,000 surcharge-free ATMs nationwide, and advanced mobile and online banking. Tri Counties Bank participates in the Cities for Financial Empowerment (CFE) Fund’s BankOn program that seeks to ensure that everyone has access to safe and affordable financial products and services. Visit TriCountiesBank.com to learn more. Member FDIC.